Exhibit 99.1
                       Press Release Dated October 4, 2004



                                 October 4, 2004
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   Farmers Capital Bank Corporation Enters Lexington, Kentucky Banking Market
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Farmers Capital Bank Corporation  ("Farmers Capital") has announced that Farmers
Bank and Trust Co. ("Farmers Bank"), a wholly owned bank subsidiary, opened a branch bank office at 333 West Vine Street in Lexington, Kentucky on October 1, 2004. A second branch bank office is expected to open in South Lexington, on Harrodsburg Road, in the first quarter of 2005. The main office for Farmers Bank is located in Georgetown, Kentucky and had total deposits of $131,000,000 at June 30, 2004. Farmers Bank has four locations in Scott County, two locations in Bath County and now one location in Fayette County.


Farmers Capital, a financial holding company headquartered in Frankfort, Kentucky that operates 26 banking locations in 16 communities throughout Kentucky, a leasing company, a data processing company, an insurance agency, and a mortgage company had total deposits of $1,294,000,000 as of June 30, 2004. Its stock is publically traded on the National Association of Securities Dealers Automated Quotation System (NASDAQ) Small Cap Market tier, under the symbol FFKT.